                                                          EXHIBIT 1.A(3)(c)(iii)


                AIM Summit Investors Plans I Commission Schedule

                     Monthly          Monthly           Total
                  Payment Unit     (First Year)     (First Year)
                  ------------     ------------     ------------
                  $      50.00     $      23.10     $     277.20
                  $      75.00     $      34.65     $     415.80
                  $     100.00     $      46.20     $     554.40
                  $     125.00     $      57.75     $     693.00
                  $     150.00     $      69.30     $     831.60
                  $     166.66     $      77.00     $     924.00
                  $     200.00     $      92.40     $   1,108.80
                  $     250.00     $     115.50     $   1,386.00
                  $     300.00     $     138.60     $   1,663.20
                  $     350.00     $     161.70     $   1,940.40
                  $     400.00     $     184.80     $   2,217.60
                  $     500.00     $     231.00     $   2,772.00
                  $     600.00     $     277.20     $   3,326.40
                  $     750.00     $     346.50     $   4,158.00
                  $   1,000.00     $     462.00     $   5,544.00
                  $   1,500.00     $     623.70     $   7,484,40
                  $   3,000.00     $     831.60     $   9,979.20
                  $   6,000.00     $   1,247.40     $  14,968.80